EXHIBIT 10.1

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”), dated as of April 30, 2021 (the “Effective Date”), is entered into by and between Valaris Limited, a Bermuda exempted company (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent (together with Computershare, the “Warrant Agent”).

WHEREAS, on August 19, 2020, Valaris plc, a public limited company organized under the laws of England and Wales, and certain of its subsidiaries and its Affiliates (collectively, the “Debtors”) commenced voluntary cases for relief under chapter 11 of Title 11 of the United States Code, 11 U.S.C. § 101 et seq. in the United States Bankruptcy Court for the Southern District of Texas, which cases are jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re: Valaris plc, et al., Case No. 20-34114 (MI) (collectively, the “Chapter 11 Cases”);

WHEREAS, on December 30, 2020, the Debtors filed the Third Amended Joint Chapter 11 Plan of Reorganization (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Plan”) in the Chapter 11 Cases;

WHEREAS, pursuant to the Plan and the order confirming the Plan, on or as soon as practicable after the Effective Date, the Company will issue or cause to be issued the Warrants to the Warrantholders providing such holders the right to subscribe for, under certain circumstances, up to an aggregate of 5,645,161 Common Shares (as defined herein), subject to adjustment as provided herein;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants and other matters as provided herein; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when issued, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations hereunder and thereunder of the Company, the Warrant Agent and Warrantholders, respectively, the parties hereto agree as follows:

1.	Definitions; Rules of Construction.

1.1.          Definitions. As used in this Agreement, the terms set forth below shall have the respective meanings set forth in this Section 1. Capitalized terms used in this Agreement that are not otherwise defined herein will have the respective meanings ascribed thereto in the Bye-laws.

“Above FMV Repurchase” has the meaning set forth in Section 4.1(c)(i).

“Affiliate” of another Person means (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such other Person and (ii) in the case of another Person that is an individual or a Family Trust of an individual, a Family Member or Family Trust of such individual or any other Affiliate of such individual.

“Agent Members” means the securities brokers and dealers, banks and trust companies, clearing organizations and other similar organizations that are participants in the Depositary’s system.

“Aggregate Exercise Price” has the meaning set forth in Section 3.2(b)(iii)(x).

“Agreement” has the meaning set forth in the preamble hereof.

“Appropriate Officer” means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer or Secretary of the Company, any Assistant Treasurer or any Assistant Secretary of the Company, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Company or such other officer of the Company as approved by the Board to perform the services of an “Appropriate Officer” hereunder.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by law or other governmental action to be closed in New York, New York or Bermuda.

“Bye-laws” means those certain bye-laws of the Company, as amended from time to time.

“Cash Consideration” has the meaning set forth in Section 5.1(b)(i).

“Chapter 11 Cases” has the meaning set forth in the recitals hereto.

“Chosen Courts” has the meaning set forth in Section 19.

“Close of Business” means 5:00 p.m. Eastern Time.

“Common Shares” means the common shares of the Company, with a par value of $0.01 per share.

“Company” has the meaning set forth in the preamble hereof.

“Company Order” means a written request or order signed in the name of the Company by an Appropriate Officer and delivered to the Warrant Agent.

“Control” means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership or voting of securities, by contract or otherwise. “Controlled” and “Controlling” have correlative meanings.

“Corporate Agency Office” has the meaning set forth in Section 8.1.

2

“Custodian” means Computershare Trust Company, N.A., as custodian for the Depositary, or any successor thereto.

“Debtors” has the meaning set forth in the recitals hereof.

“Definitive Warrant” means a Warrant represented by a Definitive Warrant Certificate.

“Definitive Warrant Certificate” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Custodian.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“DWAC” has the meaning set forth in Section 3.2(g)(ii).

“Effective Date” has the meaning set forth in the preamble hereof.

“Exchange” means (i) the principal U.S. national or regional securities exchange on which the Common Shares are then listed or (ii) if the Common Shares are not then listed on a principal U.S. national or regional securities exchange, the principal other market on which the Common Shares are then traded.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Date” has the meaning set forth in Section 3.2(h).

“Exercise Notice” has the meaning set forth in Section 3.2(b)(ii).

“Exercise Period” has the meaning set forth in Section 3.2(a).

“Exercise Price” means, except as otherwise provided in Section 5.1(b)(ii), as of any Exercise Date, the price per Common Share for which a Warrant is exercisable, which shall initially be $131.88; provided, that such Exercise Price shall be subject to adjustment as provided in Section 4.1; provided, further, however, that, notwithstanding any adjustment provided for in Section 4.1, the Exercise Price shall never be less than the par value of one Common Share.

“Expiration Date” means the day immediately prior to the seventh (7th) anniversary of the Effective Date.

3

“Fair Market Value” means, as of any date, (a) in the case of Common Shares, if the Common Shares for which the Warrants are exercisable are trading on an Exchange, the volume weighted average closing price for the ten (10) consecutive Trading Days ending on (and including) the Trading Day immediately prior to such date, (b) in the case of Common Shares, if the Common Shares for which the Warrants are exercisable are not so listed for trading on an Exchange, the fair market value of an Common Share as determined by the Company, using one or more valuation methods that the Company reasonably determines to be most appropriate, assuming such Common Shares are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors, (c) in the case of cash, the amount thereof, and (d) in the case of other property, the fair market value of such property as determined by the Company, using one or more valuation methods that the Company reasonably determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors. “Family Member” means, with respect to any natural Person, (a) such Person’s spouse, children, parents, grandparents and lineal descendants of such Person’s parents (in each case, natural or adopted) and (b) in the event of such Person’s death, such Person’s heirs, executors, administrators, testamentary transferees, legatees and beneficiaries.

“Family Trust” means, with respect to any natural Person, a trust, limited partnership or limited liability company benefiting solely such individual and/or the Family Members of such individual.

“Fundamental Transaction” means any (i) merger, consolidation, amalgamation, statutory share exchange, business combination or other similar transaction or series of related transactions to which the Company is a party or (ii) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries (by value), including in connection with a liquidation or winding up of the Company, which, in each of the cases of (i) and (ii) is consummated with a third-party who is unaffiliated with the Company at the time of such transaction, and which is effected in such a way that the holders of Common Shares receive or are entitled to receive (either directly or subsequently in connection with a liquidation or winding up of the Company) cash, stock, securities or other assets or property (or any combination thereof) with respect to or in exchange for Common Shares.

“Fundamental Transaction Consideration” has the meaning set forth in Section 5.1(b)(iii).

“Funds” has the meaning set forth in Section 3.3.

“Global Warrant” means a Warrant represented by a Global Warrant Certificate.

“Global Warrant Certificate” means a global Warrant Certificate in definitive form, with the global legend set forth in the form of Warrant Certificate attached as Exhibit A hereto, which is deposited with the Depositary or with the Custodian.

“IRS” means the U.S. Internal Revenue Service.

“Market Disruption Event” means (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. local time for the Exchange on any day on which the Exchange is open for trading for a period or periods of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.

“Non-Recourse Parties” has the meaning set forth in Section 21.

4

“Open of Business” means 9:00 a.m. Eastern Time.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger between the Company and any of its subsidiaries, sale of all or substantially all of the Company’s equity securities or assets or other transaction, in each case which is effected in such a way that the holders of Common Shares receive or are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Shares, other than a Fundamental Transaction or any other transaction which triggers an adjustment pursuant to Section 4.1.

“Original Issue Date” means the Effective Date.

“Person” means any individual, partnership, joint venture, limited liability company, corporation, trust or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

“Plan” has the meaning set forth in the recitals hereto.

“Property Dividend” means any payment by the Company to holders of outstanding Common Shares of any dividend, or any other distribution by the Company to such holders of (a) any shares of capital stock of the Company, (b) evidences of indebtedness of the Company or (c) cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (x) upon a transaction to which Section 5 applies or (y) of any Common Shares referred to in Sections 4.1(a) or 4.1(b).

“Record Date” means, with respect to any dividend or distribution on the Common Shares, the date for the determination of the holders of outstanding Common Shares entitled to receive such dividend or distribution fixed by the Board in accordance with the organizational documents of the Company and applicable law.

“Required Warrantholders” means Warrantholders holding greater than fifty percent (50)% of the outstanding Warrants.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholders” means the holders of outstanding Common Shares.

“Trading Day” means a day on which (i) no Market Disruption Event occurs and (ii) trading in the Common Share occurs on the Exchange; provided that if the Common Shares are not so listed or traded, “Trading Day” means a Business Day.

“Transfer” means to, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Warrants or Warrant Certificates. “Transfer” when used as a noun has a correlative meaning.

“Warrant Agent” has the meaning set forth in the preamble hereof.

5

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants (including a Global Warrant Certificate), substantially in the form of Exhibit A.

“Warrant Register” has the meaning set forth in Section 8.2(a).

“Warrant Share Number” has the meaning set forth in Section 5.1(b)(iv).

“Warrantholder” means any Person in whose name at the time any Warrant is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Warrants” means those certain warrants issued hereunder to subscribe for initially up to an aggregate of 5,645,161 Common Shares, subject to adjustment pursuant to Section 4, and each warrant shall entitle the Warrantholder thereof to subscribe for one (1) Common Share.

1.2.          Rules of Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any contract or agreement shall be deemed to refer to such contract or agreement as amended, modified or supplemented from time to time in accordance with its terms; (i) references to any Person include such Person and its respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (j) references to “days” are to calendar days unless otherwise indicated; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (l) references to “writing” or “written” shall include electronic mail; and (m) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars.

2.	Warrants Generally.

2.1.          Representation of Warrants. The Warrants may, at the Company’s option, either be (x) represented by physical certificates, which may either be Global Warrant Certificates or Definitive Warrant Certificates, or (y) issued by electronic entry registration on the books of the Warrant Agent, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to subscribe for one (1) Common Share, subject to adjustment as provided in Section 4.

6

2.2.          Form of Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall (a) be typed, stamped, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Common Shares or the Warrants may be listed and (b) have such insertions, omissions, substitutions and other variations, and may have such letters, numbers or other marks of identification and such legends or endorsements typed, stamped, printed, lithographed or engraved thereon, in each case, as the Appropriate Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are required, permitted or not inconsistent with the provisions of this Agreement (but which do not adversely affect the rights, duties, liabilities or responsibilities of the Warrant Agent) or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Common Shares or Warrants may be listed.

2.3.          Execution and Delivery of Warrant Certificates.

(a)           At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign by either manual or facsimile signature and deliver such Warrant Certificates to the respective Persons entitled thereto. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Sections 3.2(d), 6 or 8.

(b)           The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by at least one Appropriate Officer, either manually or by facsimile or electronic signature printed thereon. The Warrant Certificates shall be countersigned, either manually or by facsimile or electronic signature printed thereon, by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any Appropriate Officer whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such Appropriate Officer before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such Appropriate Officer.

2.4.          Global Warrants.

(a)            Issuance. If so determined by the Company, Warrants, including Warrants issued upon any transfer or exchange thereof, shall be issued in the form of one or more Global Warrant Certificates, which shall be deposited on behalf of the Company with the Depositary (or, at the direction of the Depositary, with the Custodian or such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. Except as provided in Section 8.3 or Section 2.4(c), owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of Definitive Warrants. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures.

7

(b)           Book-Entry Provisions. This Section 2.4(b) shall apply only to a Global Warrant deposited with, at the direction of or on behalf of the Depositary.

(i)            The Company shall execute and the Warrant Agent shall, in accordance with Section 2.3, countersign, either by manual or facsimile or other electronically transmitted signature, and deliver one or more Global Warrants that (A) shall be registered in the name of the Depositary or the nominee of the Depositary and (B) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian. Each Global Warrant shall be dated the date of its countersignature by the Warrant Agent.

(ii)           Agent Members shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, except to the extent set forth herein or in a Warrant Certificate, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and the Agent Members, the operation of applicable practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant. The rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary, except to the extent set forth herein or in the applicable Warrant Certificate.

(iii)          At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received written notice from the Warrantholder of the amount thereof.

8

(c)            Exchange for Definitive Warrants.

(i)            Issuance. Beneficial interests in a Global Warrant deposited with the Depositary or with the Custodian pursuant to this Section 2.4 shall be transferred to each beneficial owner thereof in the form of Definitive Warrants evidencing a number of Warrants equivalent to such owner’s beneficial interest in such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 8 and (x) the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for such beneficial interests represented by such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (y) the Company, in its sole reasonable discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.

(ii)           Surrender and Exchange. A Global Warrant shall be exchanged for Definitive Warrants, and Definitive Warrants may be transferred or exchanged for a beneficial interest in a Global Warrant, only at such times and in the manner specified in this Agreement. The holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold beneficial interests in such Global Warrant through Agent Members, to take any action that a Warrantholder is entitled to take under a Warrant Certificate or this Agreement in accordance with the Depositary’s and the relevant Agent Member’s applicable procedures. If beneficial ownership interests in a Global Warrant are to be exchanged for Definitive Warrants pursuant to this Section 2.4(c), appropriate adjustment shall be made to the Global Warrant as provided in Section 2.4(b)(iii), and the Warrant Agent shall countersign, either by manual or facsimile or other electronically transmitted signature, and deliver to each beneficial owner of such interests in the name of such beneficial owner, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant so exchanged. The Warrant Agent shall register such exchange in the Warrant Register, and if the entire Global Warrant has been exchanged for Definitive Warrants the surrendered Global Warrant shall be canceled by the Warrant Agent.

(iii)          Validity; Certificates; No Liability. All Definitive Warrants issued upon exchange pursuant to this Section 2.4(c) shall be the valid obligations of the Company, evidencing the same obligations of the Company and entitled to the same benefits under this Agreement as the Global Warrant, or portion thereof, surrendered upon such exchange. In the event of the occurrence of any of the events specified in Section 2.4(c)(i), the Company will either (x) promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form or (y)  direct the Warrant Agent to record the issuance of the Definitive Warrants by electronic entry registration on the books of the Warrant Agent. Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

2.5.          CUSIP Numbers. In issuing the Warrants, the Company may use CUSIP numbers (if then generally in use) and, if so, the Warrant Agent shall use CUSIP numbers in notices as a convenience to Warrantholders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

9

2.6.          Withholding and Reporting Requirements. The Company shall comply with all applicable tax withholding and reporting requirements imposed by any governmental authority with respect to the Warrants (including the issuance thereof) and this Agreement, and all distributions, dividends or other payments requiring withholding under applicable law, including deemed distributions or dividends, pursuant to the Warrants will be subject to applicable withholding and reporting requirements. Notwithstanding any provision hereof to the contrary, each of the Company and the Warrant Agent (upon the written instruction of the Company) will be authorized to (a) take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements, (b) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (c) liquidate a portion of any non-cash distribution or other consideration to be paid under the Warrants to generate sufficient funds to pay applicable withholding taxes, (d) require reimbursement from any Warrantholder to the extent any withholding is required in the absence of any distribution or (e) establish any other mechanisms it believes are reasonably necessary and appropriate, including requiring Warrantholders to (x) submit appropriate tax and withholding certifications (such as IRS Forms W-9 and the appropriate IRS Forms W-8, as applicable) that are necessary to comply with this Section 2.6 or (y) promptly pay the withholding tax amount which is required to be paid by applicable law to the Company in cash as a condition of receiving the benefit of any adjustment as provided in this Agreement.

3.	Exercise and Expiration of the Warrants.

3.1.          Right to Acquire Common Shares Upon Exercise. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Warrantholder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one (1) Common Share at the Exercise Price, subject to adjustment as provided in this Agreement; provided, that if the Warrant Certificates are issued by electronic entry registration on the books of the Warrant Agent and not represented by physical certificates pursuant to Section 2.1, the Warrantholder’s rights with respect to such uncertificated Warrant Certificates shall not be subject to such countersignature by the Warrant Agent. The Exercise Price, and the number of Common Shares obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 4.1.

3.2.          Exercise and Expiration of Warrants.

(a)            Generally. Subject to and upon compliance with the terms and conditions set forth herein, a Warrantholder may exercise all or any portion of the Warrants held by such Warrantholder, on any Business Day from and after the Effective Date until the Close of Business on the Expiration Date (the “Exercise Period”), for the Common Shares obtainable thereunder.

10

(b)           Definitive Warrants. In order to exercise all or any of the Definitive Warrants, the Warrantholder thereof must:

(i)            if the Definitive Warrants are represented by Warrant Certificates, surrender to the Warrant Agent, at the Corporate Agency Office, the Warrant Certificate evidencing such Definitive Warrants;

(ii)           in all cases, deliver to the Warrant Agent, at the Corporate Agency Office, a written notice of the Warrantholder’s election to exercise the number of Warrants and the method of exercise specified therein, properly completed and duly executed by such Warrantholder, in the form attached hereto as Exhibit B (an “Exercise Notice”) accompanied by any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and the Warrant Agent will deliver such Exercise Notice to the Company as promptly as practicable; and

(iii)          in all cases, (x) pay to the Warrant Agent an amount equal to the product of (A) the Exercise Price and (B) the total number of Common Shares for which such Definitive Warrants are exercisable (the “Aggregate Exercise Price”) together with any payment for transfer taxes as set forth in Section 3.4, if and as applicable, in any combination of the following elected by such Warrantholder: (1) certified bank check or official bank check in New York Clearing House funds payable to the order of the Warrant Agent and delivered to the Warrant Agent at the Corporate Agency Office, or (2) wire transfer in immediately available funds to an account specified in writing by the Company to the Warrant Agent and such Warrantholder in accordance with Section 11.1(b); or (y) in lieu of making a cash payment, instruct the Company to withhold a number of Common Shares issuable upon exercise of the Definitive Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price, which shall be treated as the surrender of the Definitive Warrants being exercised and the payment of the Aggregate Exercise Price therefor.

Any attempt to exercise Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give effect in their respective records to any such attempted exercise of Warrants.

(c)            Cashless Exercise. Upon the Warrant Agent’s receipt of an Exercise Notice and instructions to withhold a number of Common Shares pursuant to Section 3.2(b)(iii)(y), the Company shall, as promptly as practicable, determine the Fair Market Value of the Common Shares and provide the Warrant Agent and Warrantholder with a calculation of the number of Common Shares required to be withheld pursuant to Section 3.2(b)(iii)(y), which the Warrant Agent shall rely upon to update the Warrant Register. The Warrant Agent shall have no obligation under this Agreement to perform, investigate or verify such calculation or otherwise determine whether such calculation is accurate or correct.

(d)           Cash Exercise. In the event of a cash exercise, the company hereby instructs the Warrant Agent to record cost basis for newly issued shares at the time of such exercise in accordance with instructions by the Company. If the Company does not provide such cost basis information to the Warrant Agent, as outlined above, then the Warrant Agent will treat those shares issued hereunder as uncovered securities or the equivalent, and each holder of such shares will need to obtain such cost basis information from the Company.

11

(e)            Partial Exercise. If fewer than all the Definitive Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Definitive Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

(f)            Global Warrants. In the case of Warrants represented by a Global Warrant Certificate, the Warrants shall be exercisable, at any time or from time to time during the Exercise Period, in accordance with the applicable practices and procedures of the Depositary and the relevant Agent Member. Following any such exercise, the number of Warrants represented by the applicable Global Warrant Certificate shall be reduced in accordance with the applicable procedures of the Depositary, whether or not an adjustment is made to Annex A to such Global Warrant Certificate, so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant Certificate less the number of Warrants then exercised. An Agent Member, and any Person authorized by such Agent Member, may, without the consent of the Warrant Agent or any other Person, on its own behalf and on behalf of the owner of a beneficial interest in the Global Warrant for which it is acting, enforce this Agreement and the Global Warrant, including its or such beneficial owner’s right to exercise and receive beneficial ownership of Common Shares issuable upon exercise of the Global Warrant, and may institute and maintain any suit, action or proceeding against the Company to enforce its rights in respect thereof. In connection with (i) settlement pursuant to Section 3.2(b)(iii)(x), the Exercise Price in respect of the exercise of a Global Warrant shall be paid, and (ii) settlement pursuant to Section 3.2(b)(iii)(y), the election to withhold a number of Common Shares issuable upon exercise of the Global Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price shall be made, in each case, in accordance with the applicable practices and procedures of the Depositary and its Agent Members.

(g)            Issuance of Common Shares.

(i)            Upon due exercise of Global Warrants in accordance with the foregoing provisions of Section 3.2(f), Common Shares issuable upon such exercise shall be issued and delivered in accordance with the applicable practices and procedures of the Depositary. The Company shall use commercially reasonable efforts to cause the transfer agent of the Company to cooperate with the Depositary and the applicable Agent Member in order to effect the issuance and delivery of Common Shares as promptly as practicable in accordance with such practices and procedures.

12

(ii)           Upon due exercise of Definitive Warrants in accordance with the foregoing provisions of Section 3.2(b), Section 3.2(c), Section 3.2(e) or Section 5.1, as applicable, the Company shall cause the transfer agent of the Company, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date, to cooperate with the Agent Member designated by the Warrantholder on the Exercise Notice in order that the Common Shares will be issued, delivered and credited to the account of the Agent Member at the Depositary for the benefit of the Warrantholder through the Deposit/Withdrawal at Custodian (“DWAC”) function of the Depositary or such other function as may be adopted by the Depositary for that purpose. Notwithstanding the foregoing, if, at or prior to the time of the exercise of any Definitive Warrant, the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Common Shares issuable upon exercise of such Definitive Warrant or if at any time the Depositary has ceased or ceases to be a “clearing agency” registered under the Exchange Act (and notified the Company in writing of such cessation) and, in each such case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice, the Company shall issue the Common Shares in such name or names as indicated on the Exercise Notice, provided the Warrantholder shall have furnished the Company with the appropriate tax identification information and, if the Common Shares are to be issued in the name of any Person other than the Warrantholder, evidence of the payment of any required transfer or similar tax shall have been furnished to the Company. At the option of the Company., the Common Shares may either be represented by certificates or issued through direct registration on the books and records of the transfer agent of the Company. If the Common Shares are issued in certificated form, the Company shall cause the certificates representing the Common Shares to be physically delivered to the address specified in the Exercise Notice. The Company shall cause the Common Shares to be issued and delivered as aforesaid, as promptly as practicable but in any event no later than four (4) Business Days after the Exercise Date.

(h)           Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first (1st) day on which each of the following has occurred (the “Exercise Date”): (i) in the case of the exercise of Global Warrants, the date on which all actions required for such exercise, including, if applicable, payment of the Exercise Price therefor, in accordance with the applicable practices and procedures of the Depositary have been taken; and (ii) in the case of the exercise of Definitive Warrants, (x) if the Definitive Warrant is represented by a Warrant Certificate, the Warrant Certificate representing such Definitive Warrant has been surrendered for exercise; (y) an Exercise Notice has been duly executed by the Warrantholder and delivered to the Warrant Agent as provided in Section 3.2(b); and (z) if applicable, payment has been made to the Warrant Agent as provided in Section 3.2(b) (unless such surrender, delivery and payment (if applicable) occur after Close of Business on a Business Day or on a date that is not a Business Day, in which event the Exercise Date shall be the next following Business Day). On the Exercise Date, the exercising Warrantholder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such Common Shares then issued. For the avoidance of doubt, Warrants do not entitle the Warrantholder or the owner of any beneficial interest in the Warrants to any voting rights or other rights as a holder of Common Shares prior to the applicable Exercise Date.

13

(i)             Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of 5:01 p.m. Eastern Time on the Expiration Date. No further action of any Person (including by, or on behalf of, any Warrantholder, the Company or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(i).

3.3.          Funds; Application of Funds Upon Exercise of Warrants. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

3.4.          Payment of Taxes. The Company shall pay any and all stamp duty or stamp duty reserve tax that is payable in respect of the issue or delivery of Common Shares to the exercising Warrantholder on exercise of Warrants pursuant hereto; provided that, as a condition to the exercise of any Warrant, the exercising Warrantholder shall pay to the Company a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes due because such Warrantholder requests Common Shares to be issued in a name other than the name of the Warrantholder, and the Company may refuse to deliver any such Common Shares until it receives a sum sufficient to pay such taxes. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

3.5.          Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall be surrendered to the Warrant Agent at the office of the Warrant Agent designated for such purpose and, if surrendered to the Company, be delivered by the Company to the Warrant Agent. All Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and the Warrant Agent shall deliver its certificate of cancellation to the Company. Upon request and at the expense of the Company, the Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company.

14

3.6.          Shares Issuable. The number of Common Shares “obtainable upon exercise” or “issuable upon exercise” of a Warrant at any time shall be the number of Common Shares for which such Warrant is then exercisable. The number of Common Shares “for which each Warrant is exercisable” shall be one (1) share, subject to adjustment as provided in Section 4.1.

4.	Adjustments.

4.1.          Adjustments. In order to prevent dilution of the rights granted under the Warrants, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.1 and the number of Common Shares obtainable upon exercise of the Warrants shall be subject to adjustment from time to time as provided in this Section 4.1 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4.1); provided that no single event shall give rise to an adjustment under more than one subsection of this Section 4.1.

(a)           Subdivisions and Combinations.

(i)            In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding Common Shares into a greater number of Common Shares (other than (x) a stock split effected by means of a stock dividend or stock distribution to which Section 4.1(b) applies or (y) a subdivision upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be decreased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to such subdivision and (ii) the denominator of which shall be the number of Common Shares issued and outstanding immediately prior to such subdivision plus the number of Common Shares issuable as a result of such subdivision. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part effect a combination (by any reverse stock split or otherwise) of the outstanding Common Shares into a smaller number of Common Shares (other than a combination upon a transaction to which Section 5 applies), then and in each such event the Exercise Price then in effect shall be increased by multiplying the Exercise Price immediately in effect prior thereto by a fraction (i) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to such combination and (ii) the denominator of which shall be the number of Common Shares issued and outstanding immediately prior to such combination less the number of Common Shares reduced as a result of such combination.

(ii)           Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(a) shall become effective immediately at the Open of Business on the day after the date upon which such subdivision or combination becomes effective.

15

(b)	Common Share Dividends.

(i)            In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, pay or make to the holders of its outstanding Common Shares, or shall fix a Record Date for the determination of holders of its Common Shares to receive, a dividend or distribution payable in Common Shares, or otherwise pay or make, or shall fix a Record Date for the determination of holders of its Common Shares to receive, a dividend or other distribution on any class of its capital stock payable in Common Shares, other than a dividend or distribution upon a transaction to which Section 5 applies, then and in each such event the Exercise Price in effect on the Record Date for such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than one (1)) (A) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to such dividend or distribution and (B) the denominator of which shall be the number of Common Shares issued and outstanding immediately prior to such dividend or distribution plus the number of Common Shares issuable in payment of such dividend or distribution.

(ii)         Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(b) shall become effective immediately at the Open of Business on the day after the Record Date for such dividend or distribution.

(c)	Repurchases.

(i)            In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, offer to all holders of Common Shares to repurchase Common Shares at a price per share that is greater than the Fair Market Value of such Common Shares as of the tenth (10th) Trading Day immediately following the date on which such offer to repurchase is consummated (other than a repurchase upon a transaction to which Section 5 applies) on the date on which such offer is consummated (an “Above FMV Repurchase”), the Exercise Price in effect on the date of the consummation of the Above FMV Repurchase shall be decreased to a price determined in accordance with the following formula:

CPA2 = CPA1 * (FMV - P) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“CPA2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(c)(i);

•	“CPA1” shall mean the Exercise Price in effect immediately prior to such Above FMV Repurchase;

•	“FMV” shall mean the Fair Market Value of the total number of Common Shares outstanding prior to the consummation of such Above FMV Repurchase, calculated based on the Fair Market Value of one Common Share on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated; and

•	“P” shall mean the amount by which the Fair Market Value of all consideration paid or payable for Common Shares repurchased or redeemed in any such Above FMV Repurchase exceeds the aggregate Fair Market Value for such Common Shares on the Business Day after the tenth (10th) Trading Day immediately following the date on which such Above FMV Repurchase is consummated.

(ii)          Subject to Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(c) shall be effective as of the Open of Business on the Business Day immediately following the date on which such Above FMV Repurchase is consummated.

(d)	Property Dividends.

(i)            In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, make or issue, or shall fix a Record Date for the determination of holders of its Common Shares to receive, a Property Dividend, then and in each such event the Exercise Price in effect on the Record Date for such Property Dividend shall be decreased to a price determined in accordance with the following formula:

EP2 = EP1 * (FMV - D) ÷ FMV

For purposes of the foregoing formula, the following definitions shall apply:

•	“EP2” shall mean the Exercise Price in effect immediately after the adjustment provided in this Section 4.1(d)(i);

•	“EP1” shall mean the Exercise Price in effect on the Record Date for such Property Dividend;

•	“FMV” shall mean the Fair Market Value of one Common Share on the Record Date for such Property Dividend; and

•	“D” shall mean the Fair Market Value of such Property Dividend made per Common Share as of the Record Date for such Property Dividend.

(ii)           Subject to Section 4.1(f)(ii), Section 4.1(f)(iii) and Section 4.1(f)(iv), any adjustment under this Section 4.1(d) shall become effective immediately at the Open of Business on the day after the Record Date for such Property Dividend.

(e)	[Reserved.]

(f)          Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of Common Shares for which each Warrant is exercisable under this Section 4.1:

(i)            When Adjustments Are to be Made. The adjustments required by Sections 4.1(a), 4.1(b), 4.1(c), and 4.1(d) shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(ii)           Deferral of Issuance Upon Exercise. Notwithstanding anything in this Agreement to the contrary, in any case in which this Section 4.1 shall require that a decrease in the Exercise Price be made effective prior to the occurrence of a specified event (which shall be deemed to mean, for purposes of Section 4.1(b) and 4.1(d), the dividend or distribution with respect to which a Record Date may be fixed) and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event and, in connection therewith, Section 4.1(f) shall require a corresponding increase in the number of Common Shares for which each Warrant is exercisable, the Company may elect to defer until the occurrence of such specified event (A) the issuance to the Warrantholders of, and the registration of such Warrantholder (or other Person) as the record holder of, the Common Shares over and above the Common Shares issuable upon such exercise on the basis of the number of Common Shares obtainable upon exercise of such Warrant(s) immediately prior to such adjustment and to require payment in respect of such number of shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price.

(iii)          Notwithstanding anything in this Agreement to the contrary, in the event that an adjustment is made pursuant to this Section 4.1 and the underlying event requiring such adjustment does not occur, including, in the case of any adjustment in respect of any dividend or distribution or the fixing of a Record Date with respect thereto, where the Board publicly announces its decision not to pay or make such dividend or distribution, the Exercise Price and the number of Common Shares for which a Warrant is exercisable shall be readjusted retroactively to the date of the original adjustment, to be the Exercise Price and the number of Common Shares for which a Warrant is exercisable that would then be in effect had the applicable adjustment not been made.

(iv)          Notwithstanding anything in this Agreement to the contrary, no adjustment under this Section 4.1 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Exercise Price then in effect.

(g)           Adjustment to Shares Obtainable Upon Exercise. Subject to Section 4.1(f)(ii) and Section 4.1(f)(iii), whenever the Exercise Price is adjusted as provided in Sections 4.1(a), 4.1(b), 4.1(c), or 4.1(d) the number of Common Shares for which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of Common Shares for which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(h)           Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of Common Shares for which a Warrant is exercisable pursuant to this Section 4.1, the Company at its expense shall promptly:

(i)            compute such adjustment in accordance with the terms hereof;

(ii)           after such adjustment becomes effective, deliver or communicate to all Warrantholders and owners of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice setting forth such adjustment (including the kind and amount of securities, cash or other property for which the Warrants shall be exercisable and the Exercise Price) and setting forth a reasonably detailed statement of the facts requiring such adjustment; provided that the failure of the Company to deliver such notice shall not affect the validity of the relevant adjustments or the events giving rise to such adjustments; provided, further, that, (x) the failure of the Company to deliver such notice shall not limit the Company’s obligation to effectuate such adjustment in accordance with this Section 4.1 and (y) if the Company fails to deliver such notice after such adjustment becomes effective, the Company shall promptly provide such notice to any Warrantholder upon its request; and

(iii)          with reasonable notice, deliver to the Warrant Agent a certificate of the Chief Executive Officer, Chief Financial Officer or Treasurer of the Company setting forth the new or amended exercise terms, including the Exercise Price and the number of Common Shares for which each Warrant is exercisable after such adjustment, and setting forth a reasonably detailed statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the fair market value of any evidences of indebtedness, shares of capital stock, securities or other assets or consideration used in the computation was determined). As provided in Section 10.1(a), the Warrant Agent (a) shall be entitled to rely on such certificate, (b) shall be under no duty, liability or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Warrantholder desiring an inspection thereof during reasonable business hours and (c) shall not be deemed to have knowledge of any such adjustment or any such facts requiring any such adjustment unless and until it shall have received such certificate, nor (d) shall the Warrant Agent have any obligation to determine whether any facts exist that require any adjustment pursuant to this Section 4 or to calculate any of the adjustments set forth in this Agreement.

(i)            Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares for which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

4.2.          Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional shares (or scrip representing fractional shares). In the event a Warrant becomes exercisable for fractional Common Shares, the number of Common Shares issuable upon exercise thereof will be rounded (i) up to the next higher whole Common Share if the fraction is equal to or greater than 1/2 and (ii) down to the next lower whole Common Share if the fraction is less than 1/2. If Warrant Certificates evidencing more than one (1) Warrant shall be presented for exercise at the same time by the same Warrantholder, the number of full Common Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Warrantholders, and any owners of a beneficial interest in a Global Warrant, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of an Common Share, a stock certificate representing a fraction of an Common Share or any cash consideration in lieu of a fractional Common Share if such fractional share is rounded down.

4.3.          No Other Adjustments. In each case except in accordance with Section 4.1, the applicable Exercise Price and the number of Common Shares obtainable upon exercise of any Warrant will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or carrying the right to purchase any of the foregoing, including:

(a)           upon the issuance of any other securities by the Company on or after the Original Issue Date, whether or not contemplated by the Plan, or upon the issuance of Common Shares upon the exercise of any such securities;

(b)           upon the issuance of any Common Shares or other securities or any payments pursuant to the Management Incentive Plan (as defined in the Plan) or any other equity incentive plan of the Company;

(c)            upon the issuance of any Common Shares pursuant to the exercise of the Warrants; or

(d)           upon the issuance of any Common Shares or other securities of the Company in connection with a business acquisition transaction (except as expressly set forth in Section 4.1).

5.	Fundamental Transaction; Organic Changes.

5.1.	Fundamental Transaction.

(a)           In the event the Company shall, at any time or from time to time after the Original Issue Date while the Warrants remain outstanding and unexpired in whole or in part, consummate a Fundamental Transaction, each Warrantholder shall be entitled, following consummation of the Fundamental Transaction, upon surrender and delivery of the related Warrant Certificate to the Warrant Agent (or, if applicable, on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time), for each Warrant held by such Warrantholder to exercise such Warrant to acquire the Fundamental Transaction Consideration multiplied by the Warrant Share Number; provided, that if the Fundamental Transaction Consideration consists solely of Cash Consideration, following the consummation of the Fundamental Transaction, such Warrantholder shall be entitled to receive from the Company an amount of cash equal to the product of (A) the Warrant Share Number and (B) the amount, if any, by which (x) the Cash Consideration exceeds (y) the Exercise Price, and upon such Warrantholder’s receipt of such cash (if any) in respect of such Warrant, such Warrant shall be deemed to have been exercised in full and cancelled.

(b)          As used in Section 5.1, the terms set forth below shall have the respective meanings set forth in this Section 5.1(b).

(i)          “Cash Consideration” means the cash, if any, that a holder of Common Shares receives or is entitled to receive in a Fundamental Transaction with respect to or in exchange for each Common Share held by such holder immediately prior to the consummation of the Fundamental Transaction.

(ii)           “Exercise Price” means the Exercise Price in effect immediately prior to consummation of the Fundamental Transaction.

(iii)          “Fundamental Transaction Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of Common Shares receives or is entitled to receive with respect to or in exchange for each Common Share held by such holder upon consummation of a Fundamental Transaction.

(iv)         “Warrant Share Number” means the number of Common Shares for which a Warrant is exercisable immediately prior to the consummation of the Fundamental Transaction.

(c)           The Company shall not effect any Fundamental Transaction unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Fundamental Transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5) and the obligation to distribute any Warrants or make any cash payments to the Warrantholders in accordance with this Section 5.1. The provisions of this Section 5.1 shall similarly apply to successive Fundamental Transactions.

(d)          The provisions of this Section 5.1 are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder.

5.2.         Organic Changes. In the event of any Organic Change, the Warrants shall, immediately after such Organic Change, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Common Shares then issuable upon exercise of the Warrants, be exercisable for the kind and number of securities resulting from such Organic Change to which the Warrantholders would have received upon the consummation of such Organic Change if the Warrantholders had exercised the Warrants in full immediately prior to the consummation of such Organic Change and acquired the applicable number of Common Shares then issuable upon exercise of the Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants). The Company shall not effect any Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company) resulting from such Organic Change shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 5.2), the obligation to deliver to the Warrantholders such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Warrantholders shall be entitled to receive upon exercise of the Warrants. The provisions of this Section 5.2 shall similarly apply to successive Organic Changes.

6.	Loss or Mutilation.

(a)           If any mutilated Warrant Certificate is surrendered to the Warrant Agent or there shall be delivered to the Company and the Warrant Agent a claim by a Warrantholder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Warrantholder, evidence reasonably satisfactory to the Company of such destruction, loss or taking, and a request for a new replacement Warrant Certificate, then

(i)            upon receipt by the Warrant Agent of an open penalty surety bond or other indemnity bond satisfactory to the Company and the Warrant Agent and holding each of the Warrant Agent and Company harmless from any loss that either of them may suffer if a Warrant Certificate is replaced,

(ii)           absent notice to the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, and

(iii)          after such other reasonable requirements as may be imposed by the Company have been satisfied,

the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity as mentioned in clause (i) above. At the written request of such registered Warrantholder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Warrantholder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in this Section 6 are first satisfied.

(b)           Upon the issuance of any new Warrant Certificate under this Section 6, each of the Company and the Warrant Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

(c)           Each new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly destroyed, lost or wrongfully taken Warrant Certificate shall be at any time enforceable by any other Person, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

(d)           The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

7.	Reservation and Authorization of Common Shares.

(a)           The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued Common Shares solely for issuance and delivery upon the exercise of the Warrants (in each case, free of preemptive rights) such number of Common Shares as from time to time shall be issuable upon the exercise in full of all outstanding Warrants. The Company further covenants that it shall, from time to time, take all reasonable steps necessary to increase the authorized number of Common Shares if at any time the authorized number of Common Shares remaining unissued would otherwise be insufficient to allow delivery of all the Common Shares then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all Common Shares issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company shall use its reasonable best efforts to take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(b)           If and to the extent that Common Shares shall be issuable in certificated form upon exercise of Definitive Warrants in accordance with the terms of this Agreement, the Company shall so notify the Warrant Agent. The Warrant Agent shall thereafter be authorized to request from time to time from the Company’s transfer agent stock certificates required to honor the exercise of outstanding Definitive Warrants, and the Company shall authorize and direct such transfer agent to comply with all such requests of the Warrant Agent. The Company shall supply its transfer agent with duly executed stock certificates for such purposes.

8.	Transfers; Warrant Transfer Books.

8.1.          Corporate Agency Office. The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of Transfer or exchange in accordance with this Section 8 and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is, as of the date of this Agreement as follows:

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services.

The Warrant Agent will give prompt written notice to all Warrantholders of any change in the location of such office.

8.2.	Warrant Register.

(a)           Registration Generally. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose (such office to be located outside the United Kingdom) a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrants or Warrant Certificates and of Transfers or exchanges of Warrants or Warrant Certificates as herein provided. The Company and the Warrant Agent may deem and treat any Person in whose name a Warrants or a Warrant Certificate is registered in the Warrant Register as the absolute owner of such Warrants or Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(b)           Registration of Global Warrants. The holder of any Global Warrant will be the Depositary or a nominee of the Depositary in whose name such Global Warrant is registered. The Warrant holdings of Agent Members will be recorded on the books of the Depositary. The beneficial interests in any Global Warrant held by customers of Agent Members will be reflected on the books and records of such Agent Members, and none of the Warrant Agent, the Company or the Depositary shall be responsible for recording such beneficial interests or their exchange, exercise, cancellation or transfer.

8.3.	Transfers.

(a)	Definitive Warrants

(i)            The Warrant Agent will give prompt written notice to the Company of any Transfer requested by the holder of a Definitive Warrant.

(ii)           If the Definitive Warrants are represented by Warrant Certificates, any Transfer of Definitive Warrants shall be subject to the requirement to deliver a properly completed and duly signed assignment to the Warrant Agent (who shall in turn provide a copy of same to the Company), such assignment to be in the form of assignment attached to the form of Warrant Certificate attached hereto as Exhibit A accompanied by a signature guarantee from an eligible guarantor institution participating in an approved signature guarantee program pursuant to Rule 17Ad-15 of the Exchange Act. If the Definitive Warrants are issued in electronic entry registered form, any Transfer of such Definitive Warrants shall be subject to the requirement to deliver such assignment documentation as shall be required by the Warrant Agent.

(iii)          Any attempt to Transfer any Definitive Warrants not in compliance with this Agreement shall be null and void ab initio, and the Company and the Warrant Agent shall not give any effect in their respective records to such attempted Transfer.

(b)	Global Warrants.

(i)            In the case of a Global Warrant, then so long as the Global Warrant is registered in the name of the Depositary, (x) the holders of beneficial interests in the Warrants evidenced thereby shall have no rights under the Warrant Certificate with respect to such Global Warrant held on their behalf by the Depositary or the Custodian, and (y) the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever, except, in each case, to the extent set forth herein. Accordingly, any such owner’s beneficial interest in the Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or the Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or the Agent Members. Notwithstanding the foregoing, nothing herein shall (I) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (II) impair, as between the Depositary and the Agent Members, the operation of applicable practices governing the exercise of the rights of a holder of a beneficial interest in any Warrant. Except as otherwise may be provided in this Agreement, the rights of beneficial owners in a Global Warrant shall be exercised through the Depositary subject to the applicable procedures of the Depositary.

(ii)           Any holder of any Global Warrant shall, by acceptance of such Global Warrant, agree that (x) ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form, and (y) the transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the book-entry system maintained by the Depositary, in accordance with this Agreement and the Warrant Certificates and the applicable procedures of the Depositary therefor.

(iii)          Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.4(c)(ii)), a Global Warrant may only be transferred as a whole, and not in part, and only by (A) the Depositary, to a nominee of the Depositary, (B) a nominee of the Depositary, to the Depositary or another nominee of the Depositary, or (C) the Depositary or any such nominee to a successor Depositary or its nominee.

(iv)          In the event that a Global Warrant is exchanged for Definitive Warrants pursuant to Section 2.4(c)(ii), such Warrants may be exchanged only in accordance with the provisions of Section 8.3(a) and Section 2.4(c) and such other procedures as may from time to time be adopted by the Company that are not inconsistent with the terms of this Agreement or of any Warrant Certificate.

(v)          At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, repurchased, exercised or canceled, such Global Warrant shall be returned by the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged (including for Definitive Warrants), repurchased, exercised or canceled, the number of Warrants represented by such Global Warrant shall be reduced and the Warrant Agent shall make an adjustment on its books and records to reflect such reduction; provided that, in the case of an adjustment on account of an exercise of Warrants, the Warrant Agent shall have no duty or obligation to make such adjustment until it has received notice from the Warrantholder of the amount thereof.

8.1.          Exchange of Definitive Warrants. If the Definitive Warrants are at the time represented by Warrant Certificates, at the option of the Warrantholder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Definitive Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same aggregate number of Definitive Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange; provided that the Warrant Agent shall have received (i) a written instruction of exchange in form satisfactory to the Warrant Agent, duly executed by the Warrantholder thereof or by his, her or its attorney, duly authorized in writing, and (ii) surrender of the Warrant Certificate(s) representing the Definitive Warrants, duly endorsed for transfer and accompanied by a signature guarantee.

8.2.          Valid Obligations. All Warrant Certificates issued upon any registration of Transfer or exchange of Warrant Certificates pursuant to this Agreement shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of Transfer or exchange.

8.3.          No Service Charge. No service charge shall be made for any registration of Transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any documentary, stamp or other tax or other charge that may be imposed in connection with any registration of Transfer or exchange of Warrant Certificates. The Warrant Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.

8.4.          Reports of Ownership. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Common Shares issuable upon exercise of the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

8.5.          Copies; Notice. The Warrant Agent shall keep copies of this Agreement and any notices given to Warrantholders hereunder available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

9.	Other Rights of Warrantholders.

9.1.          No Voting or Dividend Rights. No Warrantholder shall have or exercise, and each Warrantholder acknowledges and agrees that it shall not have or exercise, any rights held by holders of Common Shares solely by virtue hereof as a holder of Warrants, including the right to vote and to receive dividends and other distributions as a holder of Common Shares. Except as may be specifically provided for herein with respect to the Common Shares issuable upon exercise of the Warrants:

(a)           the consent of any Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall not be required with respect to any action or proceeding of the Company;

(b)           no such Warrantholder, solely by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of outstanding Common Shares prior to, or for which the relevant record date preceded, the Exercise Date of such Warrant; and

(c)           no such Warrantholder shall have any right not expressly conferred hereunder or by applicable law with respect to the Warrant(s) held by such Warrantholder.

9.2.          Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, in such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce, institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s rights provided in this Agreement. Without limiting the foregoing or any remedies available to the Warrantholder, it is specifically acknowledged that the Warrantholder would not have an adequate remedy at law for any breach of this Agreement by the Company and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of the Company under this Agreement.

9.3.           Treatment of Holders of Warrant Certificates. Every Warrantholder, by accepting any Warrant, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant that, prior to due presentment of such Warrant for registration of Transfer in accordance with Section 8, the Company and the Warrant Agent may treat the Person in whose name the Warrant is registered as the owner thereof in the Warrant Register for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

10.	Concerning the Warrant Agent.

10.1.	Nature of Duties and Responsibilities Assumed.

(a)           The Company hereby appoints the Warrant Agent to act as agent of the Company as expressly set forth in this Agreement (without any implied terms or conditions). The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions set forth in this Agreement and in the Warrants or as the Company and the Warrant Agent may hereafter agree in writing, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrants are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent in writing.

(b)           The Warrant Agent shall not, by countersigning any Warrant Certificate or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of shares or other securities or other property deliverable upon exercise of any Warrant, or (iv) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 4 hereof with respect to the kind and amount of shares or other securities or any property issuable to Warrantholders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty, liability or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 4 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 4 hereof or to comply with any of the covenants of the Company contained in Section 4 hereof.

(c)            The Warrant Agent shall not (x) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in the absence of bad faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (y) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (z) be liable for any act or omission under this Agreement except for its own gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(d)           From time to time, Company may provide Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company for instruction with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any director or officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent and its agents and subcontractors shall not be liable for any action taken or suffered to be taken by it in accordance with the instructions in any Company Order. Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

(e)           The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, fraud or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(f)           The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it (it being understood that the indemnification set forth in Section 10.3 is satisfactory to the Warrant Agent for the purposes set forth therein).

(g)          The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

(h)          The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Warrantholders or any beneficial owners of Warrants. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability with respect to, arising from or in connection with this Agreement, or from services provided or omitted to be provided under this Agreement, whether in contract, in tort or otherwise (except for any liability resulting from the Warrant Agent’s gross negligence, bad faith, fraud or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable judgment)), is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

(i)            The Warrant Agent shall have no responsibility or obligation to any owner of a beneficial interest in a Global Warrant, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any beneficial ownership interest in the Warrants represented by such Global Warrant or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Warrantholders and all payments to be made to Warrantholders under the Warrants shall be given or made only to or upon the order of the Warrantholders (which shall be the Depositary or its nominee in the case of a Global Warrant). Except as set forth herein, the rights of owners of beneficial interests in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

10.2.        Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken, suffered or omitted by it in the absence of bad faith in accordance with the opinion or advice of such counsel.

10.3.        Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent from time to time reasonable compensation relating to its services hereunder as set forth in a mutually agreed upon fee schedule and to reimburse the Warrant Agent for reasonable and documented out-of-pocket expenses and disbursements, including reasonable and documented counsel fees incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company further agrees to indemnify the Warrant Agent and its employees, officers and directors, and to hold such Persons harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement and reasonable and documented out-of-pocket cost or expense (including, without limitation, the reasonable and documented fees and expenses of legal counsel) that may be paid, incurred or suffered by any such Person, or to which any such Person may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent under this Agreement; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of gross negligence, bad faith, fraud or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, fraud or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

10.4.        Warrant Agent May Hold Company Securities. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

10.5.        Resignation and Removal; Appointment of Successor.

(a)      The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction) after giving sixty (60) days’ prior written notice to the Company. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice to Warrantholders and owners of any beneficial interest in the Warrants. The Company may remove the Warrant Agent upon sixty (60) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, bad faith, fraud or willful misconduct, each as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then any Warrantholder may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 and (v) having an office in the Borough of Manhattan, the City of New York. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided, however, such reports are published at least annually pursuant to law or to the requirements of a United States federal, state or other supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company, without additional liability to the predecessor resigning or removed Warrant Agent, and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b)      Any corporation or other legal entity into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation or other legal entity resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that it is open for business on each Business Day and (i) is organized under the laws of the United States of America or one of the states thereof, (ii) is authorized under the laws of the jurisdiction of its organization to exercise corporate trust or stock transfer powers and (iii) has a combined capital and surplus of at least $50,000,000. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Warrantholder and owner of a beneficial interest in a Global Warrant, in the case of the Warrantholders at such Warrantholder’s last address as shown on the Warrant Register.

10.6.        Survival. The provisions of this Section 10 shall survive the expiration of any Warrant and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

11.	Notices.

11.1.        Notices Generally.

(a)      Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Warrantholder shall be sufficient for every purpose hereunder if in writing (including electronic mail communication (except to the Warrant Agent)) and sent via electronic (except to the Warrant Agent), registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier as follows:

If to the Company, to it at:

Valaris Limited

110 Cannon Street

London EC4N 6E United Kingdom

Attention: Michael McGuinty, Senior Vice President and General Counsel

Email: Michael.McGuinty@valaris.com

If to the Warrant Agent, to it at:

Computershare Inc.
150 Royall Street
Canton, MA 02021
Attn: Client Services

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a).

All notices and other communications hereunder shall be deemed to be effective when sent.

(b)      Where this Agreement provides for notice to Warrantholders of any event or delivery of any information or documents to Warrantholders, such notice or delivery shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including electronic mail communication) and sent via electronic, registered or certified mail, or delivered by hand or nationally-recognized, overnight, air courier, to each Warrantholder affected by such event or entitled to receive such delivery, at the address of such Warrantholder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the making of such delivery. Where this Agreement provides for notice to the owners of a beneficial interest in a Global Warrant, such notice shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to owners shall be deemed to be effective at the time of dispatch to the Depositary. Neither the failure to provide any such notice or delivery described in this Section 11.1(b), nor any defect in any notice or delivery so otherwise provided, to any particular Warrantholder or owner of a beneficial interest in a Global Warrant shall affect the sufficiency of such notice or delivery with respect to other Warrantholders. Such notice or delivery may be waived in writing by the Person entitled to receive such notice or delivery, either before or after the event, and such waiver shall be the equivalent of such notice or delivery.

11.2.        Required Notices to Warrantholders. In the event the Company shall propose to take any action of the types described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d) or Section 5 (but only if any such action would result in an adjustment to the Exercise Price or Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of a Warrant) then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice of such proposed action. Such notice shall: (i) in the case of any action of the types described in Section 4.1(a), Section 4.1(c) or Section 5.2, specify the date on which such action is to become effective; (ii) in the case of any dividend or distribution described in Section 4.1(b) or Section 4.1(d), specify the date on which a record is to be taken for the purposes of any such dividend or distribution; or (iii) in the case of a Fundamental Transaction described in Section 5.1, specify the date on which such Fundamental Transaction is expected to become effective and the date as of which it is expected that holders of outstanding Common Shares of record shall be entitled to exchange their Common Shares for Fundamental Transaction Consideration. Such notice shall be given, (a) in the case of any dividend or distribution covered by the foregoing clause (ii) above, at least ten (10) Business Days prior to the Record Date for such dividend or distribution, and (b) in the case of any other action covered by the foregoing clauses (i) and (iii), at least fifteen (15) Business Days prior to the applicable effective date thereof. Notwithstanding anything to the contrary herein, and without limitation of Section 4.1(h)(ii), the failure of the Company to file with the Warrant Agent and give to each Warrantholder and owner of a beneficial interest in a Global Warrant, in accordance with Section 11.1(b), a notice as required pursuant to this Section 11.2 shall not in any way impair or affect the validity of any action of the Company described in Section 4.1(a), Section 4.1(b), Section 4.1(c), Section 4.1(d), Section 5.1, and Section 5.2.

If at any time the Company shall cancel or abandon any of the proposed transactions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Warrantholder and each owner of a beneficial interest in a Global Warrant notice of such cancellation or abandonment in accordance with Section 11.1(b) hereof as promptly as practicable.

12.	Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Warrantholders and any owner of a beneficial interest in a Global Warrant. The Warrant Agent may require any Warrantholder to submit his, her or its Warrant Certificate(s), if any, for inspection by it.

13.	Amendments.

(a)      The Company and the Warrant Agent may, without the consent or concurrence of any of the Warrantholders, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement or (iii) subject to the second proviso of this Section 13, are ministerial, administrative or de minimis and would enable the Warrants to be listed on a national or regional securities exchange; provided, however, that in either case such amendment shall not adversely affect the rights or interests of the Warrantholders (or any Agent Member (on behalf of itself or any owner of a beneficial interest in a Global Warrant)) hereunder in any respect. This Agreement may otherwise be amended by the Company and the Warrant Agent with the approval of the Required Warrantholders; provided that, no such amendment shall materially and adversely affect any Warrantholder or owner of a beneficial interest in a Global Warrant in a different and disproportionate manner relative to the other Warrantholders and owners of a beneficial interest in a Global Warrant unless such amendment is agreed to in writing by such adversely affected Warrantholder or owner of a beneficial interest in a Global Warrant.

(b)      As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver a certificate from an Appropriate Officer which states that the proposed amendment is in compliance with the terms of this Section 13. Thereafter, the Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. No amendment to this Agreement shall be effective unless duly executed by the Warrant Agent. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Warrantholder of a Warrant theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

(c)      Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Warrantholders and owners of a beneficial interest in a Global Warrant, providing a copy of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to deliver such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

14.	Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the prior written consent of the Required Warrantholders for such waiver and (ii) an amendment to this Agreement is necessary for such waiver, any consent required pursuant to Section 13 has been obtained.

15.	Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

16.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. Any signature page delivered electronically or by facsimile (including transmission by .pdf, other fixed imaged form or DocuSign or similar program) will be binding to the same extent as an original signature page.

17.	Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; provided, further, that if such excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

18.	Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrantholders and the Warrant Agent, and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent, the Warrantholders and, to the extent provided herein, the owners of a beneficial interest in a Global Warrant, any rights or remedies under or by reason of this Agreement or any part hereof; provided that the Non-Recourse Parties are express third-party beneficiaries of Section 21. Each Warrantholder, by acceptance of a Warrant, agrees to all of the terms and provisions of this Agreement applicable thereto.

19.	Applicable Law.

THIS AGREEMENT, EACH WARRANT ISSUED HEREUNDER AND ANY CONTRACTUAL AND NON-CONTRACTUAL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the Company, each Warrantholder and the Warrant Agent agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement or any Warrant, exclusively in the courts of the State of New York located in New York County and of the U.S. federal courts located in the Southern District of New York (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement or any Warrant, each of the Company, each Warrantholder and the Warrant Agent hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any Warrant in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company, the Warrantholder or the Warrant Agent, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with this Agreement, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law, and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (x) nothing in this Section 19 shall prohibit any Person from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Company, each Warrantholder and the Warrant Agent agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

20.           Waiver of Certain Damages. To the extent permitted by applicable law, each of the Company, each Warrantholder and the Warrant Agent agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Warrant or any of the transactions contemplated hereby, even if that party has been advised of or has foreseen the possibility of such damages.

21.           No Recourse. Notwithstanding anything express or implied in this Agreement, each Warrantholder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the former, current or future direct or indirect equityholders, unitholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, in each case, of the Company or any of its subsidiaries (collectively, but not including the Company itself or any of its subsidiaries, the “Non-Recourse Parties”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Company under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 21 shall relieve or otherwise limit the liability of (i) any of the Non-Recourse Parties or the Company in the case of fraud or (ii) the Company for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

22.           Confidentiality. The Warrant Agent and the Company agree that the fee schedule contemplated by Section 10.3, the Warrant Register, the number of Warrants held by each Warrantholder and other personal, non-public information of each Warrantholder which may be exchanged or received pursuant to the negotiation or carrying out of this Agreement shall remain strictly confidential and shall not be disclosed to any other Person, except as may be required by applicable law or regulation, including pursuant to subpoenas from applicable government authorities, or pursuant to the requirements of the Securities and Exchange Commission. However, each party may disclose relevant aspects of any such confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law; provided that the disclosing party shall inform such other Persons of the confidential nature of such information and be responsible for any breach of this Section 22 by any such other Person.

23.           Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, pandemics, epidemics, labor difficulties, war, or civil unrest.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Valaris Limited

By:	/s/ Jonathan Baksht
	Name:	Jonathan Baksht
	Title:	Authorized Signatory

Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

[Signature Page to Warrant Agreement]

Exhibit A

Form of Warrant Certificate

[GLOBAL][DEFINITIVE]
WARRANT CERTIFICATE

Valaris Limited

[Global Warrant Certificate Legend]1

[Face]
No. [W -_______________]	CUSIP No. G9460G 119

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO VALARIS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

[1]	Include for Global Warrant

No. [W -_______________]	[5,645,161 Warrants][2]
CUSIP No. G9460G 119

WARRANTS TO SUBSCRIBE FOR COMMON SHARES

This certifies that [Cede & Co.]3 ______________________________________,4 or its registered assigns (the “Warrantholder”), is the owner of the number of Warrants [set forth on Annex A hereto]5 [set forth above]6, each of which represents the right to subscribe for, commencing on April 30, 2021 from Valaris Limited (the “Company”), one Common Share (subject to adjustment as provided in the Warrant Agreement (as defined below)) at the price (the “Exercise Price”) of $131.88 per one Common Share by following the procedures set forth in Section 3 of the Warrant Agreement. This Warrant Certificate may be exercised as to all or any whole number of the Warrants evidenced hereby.

Each outstanding Warrant may be exercised on any Business Day until the Close of Business on the Expiration Date. Any Warrants not exercised by the Close of Business on the Expiration Date shall expire and all rights thereunder and all rights in respect thereof under this Warrant Certificate and the Warrant Agreement shall automatically terminate at such time.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of April 30, 2021 (as amended or modified from time to time, the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), and is subject to the terms and provisions contained therein, all of which terms and provisions the Warrantholder of this Warrant Certificate consents to by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Warrantholder. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All capitalized terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company at the following address:

Valaris Limited

[ADDRESS]

[2]	Include for Definitive Warrant
[3]	Include for Global Warrant
[4]	Include for Definitive Warrant
[5]	Include for Global Warrant
[6]	Include for Definitive Warrant

The Exercise Price and the number of Common Shares obtainable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

This Warrant Certificate and all rights hereunder are transferable by the registered Warrantholder only in accordance with the Warrant Agreement. Upon any partial transfer, the Company will execute, and the Warrant Agent will countersign and deliver to such Warrantholder, a new Warrant Certificate with respect to any portion not so transferred. Each Warrantholder and each holder of Common Shares issued upon exercise of a Warrant agrees to be bound by the terms and conditions of this Warrant and the Warrant Agreement.

This Warrant Certificate may be exchanged, in accordance with the terms of the Warrant Agreement, at the Corporate Agency Office of the Warrant Agent, for Warrant Certificates representing the same aggregate number of Warrants, with each new Warrant Certificate to represent such number of Warrants as the Warrantholder hereof shall designate at the time of such exchange.

This Warrant Certificate shall be void and all rights evidenced hereby shall cease on the Expiration Date.

Valaris Limited

By:

Name:	Jonathan Baksht
Title:	Authorized Signatory

Dated:

Countersigned:

Computershare Inc., as Warrant Agent

By:
Name:
Title:

Computershare Trust Company, N.A., as Warrant Agent

By:
Name:
Title:

Dated:

ANNEX A

[Annex A to Global Warrant Certificate]7

The initial number of Warrants represented by this Global Warrant Certificate is [________].

The following decreases in the number of Warrants represented by this Global Warrant Certificate have been made as a result of the exercise, cancellation, exchange or redemption of certain Warrants represented by this Global Warrant Certificate:

Date of Exercise/ Cancellation/ Exchange/ Redemption of Warrants	Number of Warrants Exercised/ Cancelled/ Exchanged/ Redeemed	Total Number of Warrants Represented Hereby Following Such Exercise/ Cancellation/ Exchange/ Redemption	Notation Made by Warrant Agent/Custodian

[7]	Include for Global Warrant.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights, title and interest of the undersigned under the attached Warrant (Certificate No. W-                         ), with respect to the number of Warrants of Valaris Limited, covered thereby set forth below, unto the assignee set forth below (the “Assignee”) with respect to the number of Warrants set forth below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by such Warrant Certificate not being assigned hereby) and does irrevocably constitute and appoint [___________], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises:

Names of Assignee	Address	No.of Warrants

[NAME OF HOLDER]

By:
Name:
Title:

Signature Guaranteed By:[8]

The Assignee confirms hereby having been duly informed of the rights, limitations of rights, obligations, duties and immunities under the Warrant Agreement of the Company, the Warrant Agent and the Warrantholders.

By countersigning the present form, the Assignee declares that he/it consents to any and all of the terms and conditions as stated in the Warrant Agreement, on which (s)he/it will rely as if the undersigned was a party thereto.

[8]	The holder’s signature must be accompanied by a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

[NAME OF ASSIGNEE]

By:
Name:
Title:

Exhibit B

Exercise Notice

EXERCISE NOTICE

(To be executed upon exercise of Warrants)

NOTE: THIS NOTICE OF EXERCISE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., EASTERN TIME, ON APRIL 29, 2028 OR SUCH EARLIER TIME AS PROVIDED IN THE WARRANT AGREEMENT.

The undersigned Warrantholder, being the holder of Warrants of Valaris Limited (the “Company”), issued pursuant to that certain Warrant Agreement, as dated April 30, 2021 (the “Warrant Agreement”), by and between the Company and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), hereby irrevocably elects to exercise the number of Warrants indicated below, to acquire the number of Common Shares indicated below. All capitalized terms used in this Exercise Notice that are not defined herein but are defined in the Warrant Agreement shall have the meanings given to them in the Warrant Agreement.

Number of Warrants:	____________________________

Number of Warrants Exercised:	____________________

(Total number of Warrants being exercised – may be expressed as a percentage)

Method of Exercise:

☐         Check Box for All Cash Exercise. The undersigned shall pay the applicable Aggregate Exercise Price in the sum of $___________________ in accordance with the terms of the Warrant Agreement.

☐         Check Box for All Cashless Exercise. Upon confirmation by the Company of the number of Common Shares to be issued, the undersigned [shall pay the par value for such number of Common Shares to be issued by the Company and] hereby instructs the Company to withhold a number of Common Shares issuable upon exercise of the Warrants being exercised with an aggregate Fair Market Value as of the Exercise Date equal to (1) the Aggregate Exercise Price [less (2) the par value for such number of Common Shares payable to the Warrant Agent] in accordance with the terms of the Warrant Agreement.

The undersigned requests that the Common Shares be issued by the Company in the name of the undersigned Warrantholder as indicated below:

Name	Social Security or Other Taxpayer
Identification Number

Address

If the Warrants are represented by a Warrant Certificate and said number of Common Shares shall not be all the Common Shares issuable upon exercise of the Warrants represented by said Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants shall be issued in the name of the undersigned Warrantholder as indicated below:

Name	Social Security or Other Taxpayer
Identification Number

Address

Dated: _____________, 20__	Signature:

Name: